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                                                                      Exhibit 11

                 GENESIS HEALTH VENTURES, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                    QUARTERS ENDED DECEMBER 31, 1996 AND 1995
                 (in thousands, except share and per share data)
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                                                                          December 31,           December 31,
                                                                             1996                    1995
                                                                       ------------------      -----------------
Primary Earnings Per Share:
        Reported earnings before debenture conversion
             expense and extraordinary item                             $    11,508             $      6,556
        Debenture conversion expense, net of tax                               -                        (698)
        Extraordinary item, net of tax                                         (553)                     -
                                                                       ------------------      -----------------
        Reported net income                                             $    10,955             $      5,858
                                                                       ------------------      -----------------

        Weighted average shares & CSE's:                                 34,219,921               23,801,866

        Primary EPS before debenture conversion
             expense and extraordinary item                             $      0.34             $       0.27
        Primary EPS - debenture conversion expense                             -                       (0.02)
        Primary EPS - extraordinary item, net of tax                          (0.02)                     -
                                                                       ------------------      -----------------
        Primary EPS - Net income                                        $      0.32             $       0.25
                                                                       ==================      =================

Fully Diluted Earnings Per Share:
        Reported earnings before debenture  conversion
              expense and extraordinary item                            $    11,508             $      6,556
        Debenture conversion expense, net of tax                               -                        (698)
        Extraordinary item, net of tax                                         (553)                     -
                                                                       ------------------      -----------------
        Reported net income                                             $    10,955             $      5,858
                                                                       ------------------      -----------------

        Adjustments to net income

          Interest expense, amortization and other costs
             related to the assumed conversion of the
             convertible debentures, net of tax                                 304                      788
                                                                       ------------------      -----------------
        Adjusted net income                                             $    11,259             $      6,646
                                                                       ------------------      -----------------

        Weighted average shares & CSE's:
             Common shares                                               34,219,921               23,801,866
             Additional option shares                                       144,477                  167,544
             Convertible debenture shares                                 1,746,205                4,699,418
                                                                       ------------------      -----------------
        Total                                                            36,110,603               28,668,828
                                                                       ------------------      -----------------

        Fully diluted EPS before debenture conversion
             expense and extraordinary item                             $      0.33             $       0.25
        Fully diluted EPS - debenture conversion expense                       -                       (0.02)
        Fully diluted EPS - extraordinary item, net of tax                    (0.02)                     -
                                                                       ------------------      -----------------
        Fully diluted EPS - Net income                                  $      0.31             $       0.23
                                                                       ==================      =================

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